Exhibit 99.1

SUBSCRIPTION AGREEMENT

China Unitech Group, Inc.
Suite 12B2, Hanwei Plaza
7 Guanghua Road
Chaoyang District, Beijing
China 100004

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) shares of Common Stock of CHINA UNITECH GROUP, INC. (the "Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Xuezheng Yuan solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Yuan.

MAKE CHECK PAYABLE TO: China Unitech Group, Inc.

Executed this _____ day of ___________________, 2006.

__________________________________	________________________________
Signature of Purchaser
__________________________________
Address of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

CHINA UNITECH GROUP, INC.

By:	____________________________

Title:	____________________________